SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2010
Date of Report (Date of earliest event reported)

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15877 (Commission File Number)	35-1547518 (IRS Employer Identification Number)

711 Main Street Box 810 Jasper, Indiana (Address of principal executive offices)	47546 (Zip Code)

Registrant's telephone number, including area code:  (812) 482-1314

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 13, 2010 the Company’s annual meeting of stockholders was held. At the meeting, the stockholders elected Douglas A. Bawel and J. David Lett to serve as directors, each with terms expiring in 2013.  Continuing as directors until 2011 are Christina M. Ernst, Gene C. Mehne, and Mark A. Schroeder.  Continuing as directors until 2012 are Richard E. Forbes, U. Butch Klem, and Michael J. Voyles.

The Company’s stockholders also ratified the ratified the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2010.

The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows:

Election of Directors:

	For	Withheld
Douglas A. Bawel	6,648,690	107,724
J. David Lett	5,294,168	1,462,246

Ratification of Independent Registered Public Accounting Firm:

	For	Against	Abstain	Broker Non-votes
Crowe Horwath LLP	8,292,235	41,675	93,598	0

Item 8.01.  Other Events.

As previously publicly announced, the Company's banking subsidiary has completed its purchase of two Farmers State Bank offices in or near Evansville, Indiana.  By this purchase, the Company has expanded its geographic footprint to the Southern Indiana markets of Evansville and Newburgh in Vanderburgh and Warrick Counties, respectively. German American acquired approximately $50 million of deposits and approximately $44 million of loans at the closing of the transaction, plus the real estate and leasehold improvements at the two branch locations and miscellaneous assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.
By: /s/ Mark A. Schroeder Mark A. Schroeder, Chairman of the Board and Chief Executive Officer

Dated:  May 19, 2010